UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Galaxy Digital Inc.
(Exact name of registrant as specified in its charter)

Delaware	87-0836313
(State of or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
300 Vesey Street
New York, NY 10282
(Address of principal executive offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.001 per share	The Nasdaq Global Select Market
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement file number to which this form relates:
333-262378

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered
A description of Class A common stock, $0.001 par value per share, of Galaxy Digital Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section titled “Description of Pubco Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-4 (File No. 333-262378), initially filed with the Securities and Exchange Commission (the “Commission”) on January 28, 2022, as subsequently amended from time to time (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description and that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.
Item 2. Exhibits
Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed with this registration statement because no other securities of the Registrant are registered on the Nasdaq Global Select Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Galaxy Digital Inc.
Date: May 15, 2025

	By:	/s/ Anthony Paquette
	Name:	Anthony Paquette
	Title:	Chief Financial Officer